UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 10, 2003

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Item 7.    Financial Statements, Financial Information and Exhibits

(c)	Exhibits

99.1	Press release of the Company dated December 10, 2003.

Item 9.    Regulation FD Disclosure

On December 10, 2003, The Walt Disney Company (the “Company”) issued a press release disclosing that Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer of the Company, made a presentation to analysts and investors in New York City. The press release, which includes the text of his remarks as prepared for delivery, is furnished herewith as Exhibit 99.1.

The Company believes that certain statements in the presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant’s filings with the U.S. Securities and Exchange Commission, including the Registrant’s annual report on Form 10-K for the year ended September 30, 2002.

This information furnished under “Item 9. Regulation FD Disclosure,” including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/S/ ROGER J. PATTERSON

Roger J. Patterson
Vice President, Counsel

Dated: December	10, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Name

99.1	Press release of the Company dated December 10, 2003.